                                                                       FORM 10-Q

                                                                      EXHIBIT 11




                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS


                                                 Three Months Ended                     Six Months Ended
                                                      March 31                              March 31
                                            ---------------------------           ------------------------
                                              1999              1998                 1999             1998
                                            ---------         ---------           ---------         ------

PRIMARY
-------
Average shares outstanding                  1,199,750         1,196,108           1,199,080         1,195,978
Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                               -   *            25,604               -   *            18,747
                                            ---------         ---------           ---------         ---------

         Total Shares                       1,199,750         1,221,712           1,199,080         1,214,725
                                            ---------         ---------           ---------         ---------

Net Income (Loss)                           $(225,808)        $ 540,620           $(472,882)        $ 828,055
                                            ---------         ---------           ---------         ---------

         Per Share                          $    (.18)        $    0.44           $    (.39)        $    0.68
                                            =========         =========           =========         =========


FULLY DILUTED
-------------
Average shares outstanding                  1,199,750         1,196,108           1,199,080         1,195,978

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using year-end
     market price, if
     higher than average
     market price                               -   *            29,621               -   *            25,636
                                            ---------         ---------           ---------         ---------

         Total Shares                       1,199,750         1,225,725           1,199,080         1,221,614
                                            ---------         ---------           ---------         ---------

Net Income (Loss)                           $(225,808)        $ 540,620           $(472,882)        $ 828,055
                                            =========         =========           =========         =========

         Per Share                          $    (.18)        $    0.44           $    (.39)        $    0.68
                                            =========         =========           =========         =========


*Net effect of stock options was antidilutive for the period.